UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2016 (November 7, 2016)

Chinawe.com Inc.

(Exact name of registrant as specified in its charter)

California	000-29169	95-462728
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Room 1208, Block A,

Fuk Keung Industrial Building

66-68 Tong Mei Road

Kowloon, Hong Kong

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (852) 23810818

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On November 7, 2016, Barry C. S. Yiu notified the Board of Directors (the “Board”) of Chinawe.com Inc. (the “Company”) that he was resigning from the Board of the Company effective immediately. Mr. Yiu served as a Director of the Company since 2002. Mr. Yiu’s resignation was not the subject of any disagreement with the Company.

(d)	On November 7, 2016, the Board of Directors of the Company elected Mr. Zhao Xiaojiang to fill the vacancy created by the resignation of Mr. Yiu reported in clause (b) above.

Mr. Zhao will serve as a director until the next annual meeting of the shareholders of the Company and until his successor is duly elected and qualified. The Board of Directors of the Company does not have any standing committees. Accordingly, Mr. Zhao will not be appointed to any committees of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2016	CHINAWE.COM INC.

	By:	/s/ Man Keung Wai
Man Keung Wai
Chief Executive Officer

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